Exhibit 16.1


S.W. Hatfield + Associates
certified public accountants


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

We  were  provided  a  copy  of  Item  14.-"Changes  in and  Disagreements  with
Accountants on Accounting and Financial Disclosure", contained in this Registration Statement under The Securities Act of 1933 of Goung Hei Investment Corporation on this date.

We have no disagreements with any of the statements contained therein.



/s/ S.W. Hatfield + Associates
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S.W. Hatfield + Associates


Dallas, Texas
March 12, 1997